Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Form S-4 Registration Statement No. 333-276525 of our reports dated May 29, 2024, relating to the financial statements of Vista Outdoor Inc. and the effectiveness of Vista Outdoor Inc.'s internal control over financial reporting for the year ended March 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
October 16, 2024